As filed with the Securities and Exchange Commission on May 23, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRI POINTE GROUP, INC.*

(Exact name of registrant as specified in its charter)

Delaware	61-1763235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Bradley W. Blank, Esq.

Vice President, General Counsel and Secretary

TRI Pointe Group, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for service)

With a copy to:

Michael E. Flynn, Esq.

Brian J. Lane, Esq.

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

(949) 451-4054

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Depositary Shares
Purchase Contracts
Guarantees(2)
Units(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may, from time to time, be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Guarantees of TRI Pointe Group, Inc.’s debt securities by its subsidiaries are listed below in the Table of Additional Registrants. Pursuant to Rule 457(n) of the Securities Act, no registration fee is required for the guarantees.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
*	Information regarding additional registrants (“Additional Registrants”) is contained in the Table of Additional Registrants on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
TRI Pointe Homes, Inc.	Delaware	1531	27-3201111
TRI Pointe Holdings, Inc.	Washington	1531	91-0861867
TRI Pointe Communities, Inc.	Delaware	1531	27-3202747
TRI Pointe Contractors, LP	Delaware	1531	None
Maracay 91, L.L.C.	Arizona	1531	None
Maracay Homes, L.L.C.	Arizona	1531	86-0778798
Maracay Bridges, LLC	Arizona	1531	None
Maracay VR, LLC	Arizona	1531	None
Maracay Thunderbird, L.L.C.	Arizona	1531	None
Pardee Homes	California	1531	95-2509383
Pardee Homes of Nevada	Nevada	1531	88-0104733
The Quadrant Corporation	Washington	1531	91-0719887
Trendmaker Homes, Inc.	Texas	1531	74-1714894
Winchester Homes Inc.	Delaware	1531	91-1062978

(1)	The address and telephone number of each of the additional registrants is: 19540 Jamboree Road, Suite 300, Irvine, CA 92612; telephone (949) 438-1400.

PROSPECTUS

TRI POINTE GROUP, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

GUARANTEES

UNITS

This prospectus relates to the potential offer and sale of our debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units from time-to-time. Before selling any securities hereunder, we will file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to this prospectus, which will contain specific information about the proposed offering and the specific terms of the securities offered.

This prospectus may not be used to sell our securities unless it is accompanied by an applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. If indicated in the relevant prospectus supplement, any debt securities may be fully and unconditionally guaranteed by certain of our wholly owned subsidiaries named in this prospectus.

We will sell these securities directly to investors, or through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TPH.”

Investing in our securities involves a high degree of risk. See “Risk factors” beginning on page 3 of this prospectus, in the applicable prospectus supplement and in the documents filed with the SEC and incorporated by reference herein and therein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

May 23, 2016

We have not authorized anyone else to provide you with information other than the information contained in this prospectus, in any accompanying prospectus supplement or the information incorporated by reference herein or therein or to make additional representations. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. If you are in a jurisdiction in which offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

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About this prospectus

This prospectus is part of a registration statement we filed with the SEC, using a “shelf” registration process. Under this shelf process, this prospectus may be used from time-to-time to offer or sell our debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees and units consisting of any of the securities listed above.

As permitted by the rules of the SEC, this prospectus omits the plan of distribution for any offering of our securities. Before selling any security hereunder, we will file a prospectus supplement with the SEC, which we will deliver with this prospectus, and which will describe specific information about the proposed sale. In each prospectus supplement, we will include the following information:

•	the amount and type of security we propose to sell;

•	the initial public offering price of the securities;

•	the plan of distribution, including the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation to those underwriters, agents or dealers; and

•	any other material information about such offering and sale of our securities, including information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise noted, or the context otherwise requires, “TRI Pointe” and the terms the “Company,” “we,” “us” and “our” refer collectively to TRI Pointe Group, Inc. and its subsidiaries. Prior to any purchase of our securities hereunder, you should read this prospectus and the accompanying prospectus supplement, together with the additional information incorporated by reference, as described in the section entitled “Incorporation of certain documents by reference.”

Summary

The following summary highlights selected information about us and does not contain all the information that is important to you. We encourage you to read this prospectus and the accompanying prospectus supplement in their entirety, including the information set forth under “Risk factors” and the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. In addition, certain statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus and the accompanying prospectus supplement are forward-looking statements, which involve risks and uncertainties. See “Forward-looking statements.”

The Company

TRI Pointe was founded in April 2009, toward the end of an unprecedented downturn in the national homebuilding industry. Since then, we have grown from a Southern California fee homebuilder into a regionally focused national homebuilder with a portfolio of the following six quality homebuilding brands operating in fourteen markets across eight states: Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia.

Corporate information

Our principal executive offices are located at 19540 Jamboree Road, Suite 300, Irvine, California 92612, and our telephone number is (949) 438-1400.

Risk factors

An investment in our securities involves certain risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, risks set forth in the accompanying prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. Our business, liquidity, financial condition or results of operations could be materially adversely affected by any of these risks. The market for or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-looking statements” in this prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

Forward-looking statements

This prospectus and the accompanying prospectus supplement contain and incorporate by reference certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions made by TRI Pointe; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that are made.

Factors listed in this section—as well as other factors not included—may cause actual results to differ significantly from the forward-looking statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement. There is no guarantee that any of the events anticipated by the forward-looking statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement will occur, or if any of the events occurs, there is no guarantee of what effect it will have on our operations, financial condition or share price.

We will not update the forward-looking statements contained in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein and therein, unless otherwise required by law. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus and the accompanying prospectus supplement. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Statements

These forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will,” “would,” or other words that convey the uncertainty of future events or outcomes. These forward-looking statements include, but are not limited to, statements regarding our anticipated future financial and operating performance and results, including our estimates for growth.

Forward-looking statements are based on a number of factors, including the expected effect of:

•	the economy;

•	laws and regulations;

•	the adverse outcomes of litigation and other disputes and the adequacy of reserves;

•	changes in accounting principles;

•	projected benefit payments; and

•	projected tax rates and credits.

Risks, uncertainties and assumptions

The major risks and uncertainties—and assumptions that are made—that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and the strength of the U.S. dollar;

•	market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•	levels of competition;

•	the successful execution of our internal performance plans, including restructuring and cost reduction initiatives;

•	global economic conditions;

•	raw material prices;

•	oil and other energy prices;

•	the effect of weather, including the continuing drought in California;

•	the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	federal and state tax policies;

•	the effect of land use, environment and other governmental regulations;

•	legal proceedings and disputes;

•	risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects;

•	change in accounting principles;

•	risks related to unauthorized access to our computer systems, theft of our customers’ confidential information or other forms of cyber-attack; and

•	other factors described in “Risk factors.”

Use of proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

Ratio of earnings to fixed charges

The following table sets forth our historical ratios of earnings to fixed charges for the periods shown. This information should be read in conjunction with the information appearing elsewhere in, or incorporated by reference into, this prospectus accompanying notes incorporated by reference in this prospectus and any prospectus supplement. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes, net of non-controlling interests, adjusted for (income) loss of unconsolidated entities, plus returns on investments in unconsolidated entities, net, plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, including discount and deferred loan costs, and a portion of rents representative of an interest factor on operating leases.

	Three Months Ended March 31,	Fiscal Year Ended December 31,
	2016	2015	2014	2013		2012	2011
Ratio of earnings to fixed charges	3.5	5.8	4.4	—	(a)	4.9	3.3

(a)	For the year ended December 31, 2013, earnings were insufficient to cover fixed charges for such year by approximately $218.8 million. This was primarily due to $343.3 million of impairment and related charges for Coyote Springs, a large master planned community north of Las Vegas, Nevada. Under the terms of the Transaction Agreement dated as of November 3, 2013 by and among Weyerhaeuser Company, TRI Pointe, Weyerhaeuser Real Estate Company (“WRECO”), and a wholly-owned subsidiary of TRI Pointe, certain assets and liabilities of WRECO and its subsidiaries, were excluded from the transaction and retained by Weyerhaeuser, including assets and liabilities relating to Coyote Springs.

Currently, we have no preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

Description of debt securities

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to a particular series of debt securities as exhibits to current or other reports we file with the SEC. See the section entitled “Where you can find more information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. We will make available copies of the documents for the particular series to you upon request. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the debt securities

Our debt securities will be general obligations of TRI Pointe Group, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of default and remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding (with a copy to the trustee if given by the holders) may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, supplement and waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that does not adversely affect the rights of any holder; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse against others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing law

The laws of the State of New York will govern the indenture and the debt securities.

Description of capital stock

The rights of our stockholders are governed by Delaware law and our charter and bylaws. For information on how to obtain a copy of our charter and bylaws, see “Where you can find more information” and “Incorporation of certain documents by reference.”

The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of our charter and bylaws.

Common stock

Our charter authorizes the issuance of up to 500 million shares of common stock, par value $0.01 per share. As of March 31, 2016, there were 162,007,850 shares of common stock issued and outstanding.

Shares of our common stock have the following rights, preferences and privileges:

•	Voting Rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by the vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on such matters that are present in person or by proxy at the meeting, except that directors are elected by a plurality of the votes cast in the election of directors. We do not have a classified board of directors.

•	Dividends. Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as our board of directors deems relevant.

•	Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among our stockholders on a per share basis.

•	Rights and Preferences. Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of our stockholders are subject to, and may be materially and adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

•	Merger. In the event that we merge or consolidate with or into another entity, holders of each share of our common stock will be entitled to receive the same per share consideration.

The Company adopted and maintains the 2013 Long-Term Incentive Plan, which provides for the grant of equity-based awards, including options to purchase shares of common stock, stock appreciation rights, common stock, restricted stock, restricted stock units and performance awards to eligible participants, which includes our officers, directors, employees and consultants, and persons expected to become officers, directors, employees or consultants of the Company. As of March 31, 2016, the Company had outstanding awards to acquire approximately 3,808,661 shares of its common stock under this plan, and had reserved approximately 7,637,283 additional shares of its common stock for future issuances under this plan.

Preferred stock

Our charter provides that our board of directors has the authority, without action by the Company’s stockholders, to designate and issue up to 50,000,000 shares of preferred stock in one or more classes or series and to fix for each class or series the powers, rights, preferences and privileges of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the Company’s common stock. There are currently no shares of preferred stock outstanding. Any issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Certain anti-takeover effects of provisions of our charter and bylaws

Our charter and bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of the Company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders, which could materially and adversely affect the market price of our common stock. Certain of these provisions are described below.

Selected provisions of our charter and bylaws

Our charter and bylaws contain anti-takeover provisions that:

•	authorize our board of directors, without further action by the Company’s stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by the Company’s stockholders may be taken only at an annual or special meeting of the Company’s stockholders and not by written consent;

•	specify that special meetings of the Company’s stockholders can be called only by our board of directors, the chairman of the board or the chief executive officer;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow the directors to establish the size of our board of directors by action of the board, subject to a minimum of three members;

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	do not give the Company’s stockholders cumulative voting rights with respect to the election of directors; and

•	prohibit the Company from engaging in certain business combinations with any “interested stockholder” unless specified conditions are satisfied as described in “—Selected provisions of Delaware law.”

Selected provisions of Delaware law

The Company has opted out of Section 203 of the Delaware General Corporation law (the “DGCL”), which regulates corporate takeovers. However, our charter contains provisions that are similar to Section 203 of the DGCL. Specifically, our charter provides that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon the consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the voting stock of the Company. However, in the case of the Company, VIII/TPC Holdings, L.L.C. (the “Starwood Fund”), a private equity fund managed by an affiliate of Starwood Capital Group, L.P., and any of its affiliates and subsidiaries and any of their permitted transferees receiving 15% or more of the voting stock of the Company will not be deemed to be interested stockholders regardless of the percentage of the voting stock of the Company owned by them. This provision could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Corporate opportunity

Our charter provides that the Company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to the Starwood Fund or any of its affiliates and subsidiaries (other than the Company and its subsidiaries), officers, directors, agents, stockholders, members, partners or employees and that may be a business opportunity for the Starwood Fund or any of its affiliates and subsidiaries, even if the opportunity is one that the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to the Company for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to the Company unless, in the case of any such person who is a director or officer of the Company, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as a director or officer of the Company. Neither the Starwood Fund nor any of its affiliates or subsidiaries has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

These provisions will continue to apply until no person who is a director or officer of the Company is also a director, officer, member, partner or employee of the Starwood Fund or any of its affiliates or subsidiaries (other than the Company and its subsidiaries).

Limitations on liability, indemnification of officers and directors and insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our charter and bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be.

Our charter and bylaws also provide that the Company must indemnify and advance reasonable expenses to its directors and officers, subject to the Company’s receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company is also expressly authorized to carry directors’ and officers’ insurance to protect the Company, its directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our charter may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. However, these provisions do not limit or eliminate the Company’s rights, or those of any stockholder, to seek nonmonetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

The Company maintains standard policies of insurance that provide coverage (i) to directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

The Company has entered into an indemnification agreement with certain of its officers and each of its directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding against any of the Company’s directors, officers or employees for which indemnification is sought.

Authorized but unissued shares

The Company’s authorized but unissued shares of common stock will be available for future issuance without the approval by our stockholders. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Registration rights agreement

The Company is party to a registration rights agreement with the former members of TRI Pointe Homes, LLC (“TPH LLC”), the entity that was reorganized from a Delaware limited liability company into a Delaware corporation and renamed TRI Pointe Homes, Inc. in connection with its initial public offering, including the Starwood Fund, certain members of the Company’s management team and a third-party investor, with respect to the shares of the Company’s common stock that they received as part of the TRI Pointe Homes, Inc. formation transactions. The shares are referred to collectively as the “registrable shares.” On November 13, 2014, we filed with the SEC a shelf registration statement covering the registrable shares. The Company is required, subject to certain exceptions, to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time. Pursuant to the registration rights agreement, the former members of TPH LLC and their direct and indirect transferees also have demand registration rights to have the registrable shares registered for resale, and, in certain circumstances, the right to make “piggy-back” sales of the registrable shares under registration statements the Company might file in connection with future public offerings.

Notwithstanding the foregoing, the registration rights are subject to cutback provisions, and the Company is permitted to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the shelf registration statement) for certain periods, referred to as “blackout periods.”

Investor rights agreement

Pursuant to an investor rights agreement, the Starwood Fund has the right to designate one member of the Company’s board of directors for as long as the Starwood Fund owns at least 5% of the outstanding common stock of the Company (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). The investor rights agreement will automatically terminate upon the date on which the Starwood Fund owns less than 1% of the outstanding common stock of the Company.

Listing

Our common stock trades on the NYSE under the trading symbol “TPH.”

Transfer agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Description of other securities

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

Plan of distribution

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids, in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following SEC public reference room: 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public reference room.

Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public on the SEC’s internet website at www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

In addition, our common stock is listed on the NYSE and similar information concerning us can be inspected and copied at the offices of the NYSE, Inc., 20 Broad Street, New York, New York 10005.

Incorporation of certain documents by reference

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND INCORPORATED BY REFERENCE HEREIN AND THEREIN. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (other than portions of these documents that are either (i) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

•	TRI Pointe’s Annual Report on Form 10-K for the year ended December 31, 2015 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed on April 22, 2016, incorporated by reference therein);

•	TRI Pointe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed April 29, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed March 2, 2016;

•	TRI Pointe’s Current Report on Form 8-K filed January 27, 2016;

•	The description of TRI Pointe common stock contained in TRI Pointe’s registration statement on Form 8-A, filed January 28, 2013;

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part will be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by requesting them in writing or by telephone from the Company at the following address and telephone number: 19540 Jamboree Road, Suite 300, Irvine, California 92612, Attention: Investor Relations, Telephone: (949) 478-8696. You may also obtain these documents from the SEC or through the SEC’s website, as described above.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Legal matters

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplements, certain legal matters with respect to the validity of those securities and the related guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP, certain legal matters with respect to the validity of those securities and the related guarantees under Washington law will be passed upon by Fikso Kretschmer Smith Dixon Ormseth PS, certain legal matters with respect to the validity of those securities and the related guarantees under Arizona law will be passed upon by Titus Brueckner & Levine PLC, certain legal matters with respect to the validity of those securities and the related guarantees under Nevada law will be passed upon by McDonald Carano Wilson LLP, certain legal matters with respect to the validity of those securities and the related guarantees under Texas law will be passed upon by Chapoton Sanders Scarborough, LLP and certain legal matters with respect to the validity of those securities and the related guarantees under Delaware law will be passed upon by Young Conaway Stargatt & Taylor, LLP. The validity of those securities and the related guarantees will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Weyerhaeuser Real Estate Company for the year ended December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$	*
FINRA Filing Fee		$225,500
Printing Expenses		**
Legal Fees and Expenses (other than Blue Sky)		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 475(r), the registrant is deferring payment of all of the registration fee for the securities offered by this registration statement.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

TRI Pointe

Under Section 145 of the Delaware General Corporation Law, which we refer to as the “DGCL,” a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our charter provides for such limitation of liability.

Article X of our charter provides that it shall, to the fullest extent authorized by the DGCL, indemnify any person made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company. The Company may, by action of its board of directors, provide indemnification to employees and agents of the Company to such extent and to such effect as its board of directors shall determine to be appropriate and authorized by the DGCL. Article X of our charter also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of our bylaws provides that the Company shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. The Company shall not be required to indemnify any person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or cross-claim, unless such action, suit or proceeding was authorized by its board of directors. The Company may, by action of its board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as its board of directors shall determine to be appropriate and authorized by Delaware law.

In addition to the provisions of our charter and bylaws described above, the Company has entered into an indemnification agreement with each of its officers and directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Subsidiary Guarantors

Arizona Limited Liability Companies

Maracay 91, L.L.C., Maracay Bridges, LLC, Maracay Thunderbird, L.L.C., Maracay VR, LLC, and Maracay Homes, L.L.C., are Arizona limited liability companies. Section 29-610 of the Arizona Limited Liability Company Act, as amended (the “Arizona Limited Liability Company Act”), permits a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

Section 29-651 of the Arizona Limited Liability Company Act provides that a member, manager, employee, officer or agent of a limited liability company is not liable, solely by reason of being a member, manager, employee, officer or agent, for the debts, obligations and liabilities of the limited liability company whether arising in contract or tort, under a judgment, decree or order of a court or otherwise.

Operating Agreements of Maracay 91, L.L.C., Maracay Bridges, LLC, Maracay Thunderbird, L.L.C., and Maracay VR, LLC

The operating agreements of each of the foregoing Arizona limited liability companies provide that the limited liability company shall indemnify each member or manager who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of its actions as a member or manager or by reason of its acts while serving at the request of the limited liability company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding, provided that the acts of such manager or member were not committed with gross negligence or willful misconduct, and, with respect to any criminal action or proceeding, such manager or member had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or its equivalent shall not, in and of itself, create a presumption that the manager or member acted with gross negligence or willful misconduct, or with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

Operating Agreement of Maracay Homes, L.L.C.

The operating agreement of the foregoing Arizona limited liability company provides that, to the full extent permitted by applicable law, each member, manager, officer, and affiliate of the limited liability company and of each of the foregoing (each a “Covered Person”) shall be entitled to indemnification from the limited liability company for any loss, damage or claim, including without limitation reasonable attorneys’ fees and costs in investigation, settlement or defense of any such claim, incurred by such Covered Person (a) arising out of any claim in connection with the business of the limited liability company or (b) by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the limited liability company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the operating agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its fraud, gross negligence or willful misconduct with respect to such acts or omissions; further provided, however, that any indemnity shall be provided out of and to the extent of the limited liability company’s assets only, and no member shall have personal liability on account thereof. All indemnification obligations of the limited liability company contained in or arising under the operating agreement continue (i) during the period the Covered Person continues to be within the definition of a Covered Person of the limited liability company and (ii) thereafter for so long as the Covered Person is subject to any proceeding by reason of having been a Covered Person of the limited liability company. Subject to any specific requirements of applicable law, the limited liability company shall pay in advance of the final disposition of any proceeding, expenses (including attorney’s fees) reasonably incurred or to be incurred by the Covered Person in investigating, setting or defending the proceeding with respect to which the Covered Person seeks indemnification, provided that such Covered Person must repay such expenses if indemnification is ultimately determined to be prohibited by the operating agreement or applicable law.

Delaware Corporations

TRI Pointe Homes, Inc. (“TRI Pointe Homes”), TRI Pointe Communities, Inc. (“TRI Pointe Communities”) and Winchester Homes Inc. (“Winchester”) are Delaware corporations. The indemnification provisions of the DGCL described in “—TRI Pointe” above also apply to the directors and officers of TRI Pointe Homes, TRI Pointe Communities and Winchester.

The certificate of incorporation of TRI Pointe Communities provides that TRI Pointe Communities shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director, officer or employee of TRI Pointe Communities or any predecessor thereof or serves or served any other enterprise as a director, officer or employee at the request of TRI Pointe Communities or any predecessor thereof. The bylaws of TRI Pointe Communities provides that TRI Pointe Communities shall to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Indemnitee (as defined below) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving in the capacity as an Indemnitee, against any loss, damage, liability or expense (including attorneys’ fees, costs of investigation and amount paid in settlement) incurred by or imposed upon the Indemnitee in connection with any such action, suit or proceeding, except to the extent that such loss, damage, liability or expense arose from the Indemnitee’s (i) failure to (a) act in good faith or (b) in a manner that such Indemnitee reasonably believed to be in or not contrary to the best interests of the corporation, (ii) fraud, gross negligence or willful misconduct, (iii) breach of the bylaws of TRI Pointe Communities in any material respect, (iv) in the case of certain senior officers, breach of any terms of employment or such senior officer’s employment or equity agreement in any material respect, or (v) violation of a material law. Notwithstanding the foregoing, no indemnification shall be payable to any Indemnitee in respect of any action in which such Indemnitee is a plaintiff, other than an action for indemnification under the bylaws.

The bylaws of TRI Pointe Communities also provide that no Indemnitee shall be liable, in damages or otherwise, to TRI Pointe Communities or to any stockholder of TRI Pointe Communities for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted (i) by the bylaws of TRI Pointe Communities, (ii) by the board of directors of any stockholder of TRI Pointe Communities, (iii) in the case of certain senior officers, by any employment or equity agreement with such senior officers, or (iv) by any other properly authorized instrument executed by TRI Pointe Communities or any stockholder of TRI Pointe Communities so long as (a) such Indemnitee, at the time of such action or inaction, believed in good faith that such Indemnitee’s course of conduct was in the best interests of the corporation, (b) such Indemnitee’s performance of such act or failure to perform such act did not constitute fraud, gross negligence or willful misconduct, and (c) such Indemnitee did not breach the bylaws of TRI Pointe Communities by such action or inaction.

With respect to the bylaws of TRI Pointe Communities, the term “Indemnitee” means each person who is or was (i) a stockholder of the TRI Pointe Communities or a member of the board of directors of TRI Pointe Communities, (ii) an affiliate of a stockholder of the TRI Pointe Communities or a member of the board of directors of TRI Pointe Communities, or (iii) each person serving at the request of the corporation as a manager, member of the board of managers, director or officer of another limited liability company, corporation, partnership, joint venture, trust or other entity or enterprise in connection with the business of the corporation including, without limitation, each Person who is or was an officer or director of any stockholder of the corporation.

The certificate of incorporation of Winchester provides that Winchester shall, to the fullest extent permitted by DGCL Section 145, indemnify any and all persons whom it shall have the power to indemnify under DGCL Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the indemnitee’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The indemnification provisions contained in the charter and bylaws of TRI Pointe Homes are identical to the indemnification provisions described above with respect to the Company and apply to the directors and officers of TRI Pointe Homes.

Delaware Limited Partnerships

TRI Pointe Contractors, LP (“TRI Pointe Contractors”) is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The TRI Pointe Contractors agreement of limited partnership (the “LP Agreement”) provides that TRI Pointe Contractors shall to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Indemnitee (as defined below) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving in the capacity as an Indemnitee, against any loss, damage, liability or expense (including attorneys’ fees, costs of investigation and amount paid in settlement) incurred by or imposed upon the Indemnitee in connection with any such action, suit or proceeding, except to the extent that such loss, damage, liability or expense arose from the Indemnitee’s (i) failure to (a) act in good faith or (b) in a manner that such Indemnitee reasonably believed to be in or not contrary to the best interests of TRI Pointe Contractors, (ii) fraud, gross negligence or willful misconduct, (iii) breach of the LP Agreement in any material respect, (iv) in the case of certain senior officers, breach of any terms of employment or such senior officer’s employment or equity agreement in any material respect, or (v) violation of a material law. Notwithstanding the foregoing, no indemnification shall be payable hereunder to any Indemnitee in respect of any action in which such Indemnitee is a plaintiff, other than an action for indemnification under the LP Agreement.

The LP Agreement also provides that no Indemnitee shall be liable, in damages or otherwise, to the TRI Pointe Contractors or to any partner of TRI Pointe Contractors (each, a “Partner”) for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted (i) by the LP Agreement, (ii) by the board of directors of any Partner, (iii) in the case of certain senior officers, by any employment or equity agreement with such senior officers, or (iv) by any other properly authorized instrument executed by TRI Pointe Contractors or any Partner so long as (a) such Indemnitee, at the time of such action or inaction, believed in good faith that such Indemnitee’s course of conduct was in the best interests of TRI Pointe Contractors, (b) such Indemnitee’s performance of such act or failure to perform such act did not constitute fraud, gross negligence or willful misconduct, and (c) such Indemnitee did not breach the LP Agreement by such action or inaction.

With respect to the LP Agreement, the term “Indemnitee” means each person who is or was (i) a Partner; (ii) an affiliate of a Partner; or (iii) each person serving at the request of TRI Pointe Contractors as a manager, member of the board of managers, director or officer of another limited liability company, corporation, partnership, join venture, trust or other entity or enterprise in connection with the business of TRI Pointe Contractors including, without limitation, each person who is or was an officer or director of TRI Pointe Communities.

California Corporations

Pardee Homes (“Pardee”) is a California corporation. Section 317 of the California General Corporation Law (the “CGCL”) provides that a corporation may indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the CGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise.

The articles of incorporation and bylaws of Pardee, as in effect as of the date hereof, do not provide for the indemnification of any director, officer, employee, agent or any other person.

Nevada Corporations

Pardee Homes of Nevada (“Pardee Nevada”) is a Nevada corporation. Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to certain limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person) in connection with the defense or settlement of such action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of NRS 78.7502 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the person against expenses (including attorneys’ fees) they actually and reasonably incurred in connection therewith.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent of the corporation is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) if a quorum of such disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751(2) provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

NRS 78.751(3) provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. A right to indemnification or to advancement of expenses arising under a provision of the corporation’s articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in such capacity whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Amended By-Laws of Pardee Nevada provide for indemnification of a person who is sued because he is or was a director, officer, or employee of the corporation arising out of his alleged misfeasance or non-feasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exists: (1) the person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court (2) the court finds that his conduct fairly and equitably merits such indemnity. The amount of such indemnity may be assessed against Pardee Nevada by the court and shall be so much of the expenses, including attorneys’ fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable.

Notwithstanding the forgoing, the board of directors of Pardee Nevada may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or form director, officer or employee of the corporation in an action brought by a third party against such person (to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director, officer or employee, or by the corporation, or by both; provide the board of directors determines in good faith that such person was acting good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interest of Pardee Nevada or its shareholders, other than any such action instituted or maintained in the right of the corporation by a shareholder.

Texas Corporations

Trendmaker Homes, Inc. (“Trendmaker”) is a Texas corporation. The provisions of Chapter 8 of the Texas Business Organizations Code, as amended (the “TBOC”), govern indemnification of governing persons relating to all Texas business organizations or enterprises.

The provisions of Chapter 8 of the TBOC provide that a corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Specifically, Section 8.101 of the TBOC provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, or an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Sections 8.101 and 8.102 of the TBOC provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have a reasonable cause to believe that his conduct was unlawful. Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by disinterested members of the governing authority of the enterprise, special legal counsel selected by the governing authority, or the owners or members of the enterprise. If the person is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines that the person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 of the TBOC. To limit indemnification by virtue of a governing person being liable to the corporation, liability must be established by a court order including a judgment decree and all appeals of the order must be exhausted or foreclosed by law.

The articles of incorporation and bylaws of Trendmaker, as in effect as of the date hereof, are silent as to indemnification. Therefore, the statutory indemnification provisions summarized above govern the indemnification obligations of Trendmaker.

Washington Corporations

TRI Pointe Holdings, Inc. (“TRI Pointe Holdings”) and The Quadrant Corporation (“Quadrant”) are Washington corporations. The Washington Business Corporations Act provides for indemnification of directors, officers, and other persons. These provisions (located in RCW 23B.08.510-630) are summarized below:

A corporation may indemnify a person who is made a party to a proceeding because the person is or was a director against liability, including expenses, incurred in the proceeding. To qualify for indemnification, the person must meet the following standard of conduct: (i) the person acted in good faith, (ii) the person reasonably believed the conduct was in the best interests of the corporation (for conduct in the person’s official capacity), or at least not opposed to the corporation’s best interests (for all other cases), and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. However, a corporation may not indemnify the person (i) in a proceeding by or for the corporation in which the director was adjudged liable to the corporation, or (ii) in any other proceeding in which the person was adjudged liable on the basis of improper receipt of a personal benefit.

Unless limited by its articles of incorporation, a corporation must indemnify a director who is wholly successful in the defense of any proceeding to which the director was a party because of being a director, against reasonable expenses incurred. The right to indemnification includes the right to payment or reimbursement by the corporation of expenses incurred by the director before the final disposition of the proceeding. To obtain an advance of expenses, the director must affirm the director’s good faith belief that the director met the standard of conduct described above, and must undertake to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. A director may apply to the court for indemnification or advance of expenses to which the director is entitled. Indemnification or advance of expenses may also be ordered if the court determines that the director is fairly and reasonably entitled to indemnification under the circumstances, even if the director did not meet the standard of conduct, or was adjudged liable as described above.

If a director does not qualify for indemnification or advance of expenses under the foregoing, a corporation may nevertheless indemnify the director or obligate itself to advance expenses if so authorized in its articles of incorporation or by the shareholders through bylaws or a resolution, except in cases involving a director’s intentional misconduct or knowing violation of law, unlawful distributions, or the improper receipt of personal benefit by the director. Unless a corporation’s articles of incorporation provide otherwise, (i) officers of the corporation are entitled to mandatory indemnification, and may apply for court-ordered indemnification, to the same extent as a director, and (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director. A corporation may obtain insurance to indemnify a person against liability incurred or asserted in the person’s capacity as a director, officer, employee, and agent, whether or not the corporation would have the power to indemnify the person against the same liability under the foregoing provisions.

The articles of incorporation and bylaws of TRI Pointe Holdings provide for indemnification and advance of expenses of directors, officers, employees, and agents, in general to the fullest extent permitted by the provisions of RCW 23B.08.510-603 described above. The bylaws of TRI Pointe Holdings provide that the rights to indemnification and advance of expenses of directors and officers are contract rights that may be relied upon by them in the performance of their duties.

The articles of incorporation and bylaws of Quadrant do not address indemnification and advance of expenses of directors, officers, employees, and agents. Consequently, Quadrant has the power to indemnify and to advance expenses to those persons as permitted by the provisions of RCW 23B.08.510-603 described above without restriction.

Insurance

The registrants maintain standard policies of insurance that provide coverage (i) to their respective directors, managers and officers against specified liabilities which may be incurred in those capacities and (ii) to the respective registrants with respect to indemnification payments that they may make to such directors, managers and officers, in each case subject to exclusions and deductions as are usual in these kinds of insurance policies.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining liability under the Securities Act to any purchaser:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their respective securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

TRI POINTE GROUP, INC.

by	/s/ Douglas F. Bauer
Douglas F. Bauer
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas F. Bauer Douglas F. Bauer	Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 23, 2016

/s/ Barry S. Sternlicht Barry S. Sternlicht	Director and Chairman of the Board	May 23, 2016

/s/ Lawrence B. Burrows Lawrence B. Burrows	Director	May 23, 2016

/s/ Daniel S. Fulton Daniel S. Fulton	Director	May 23, 2016

/s/ Kristin F. Gannon Kristin F. Gannon	Director	May 23, 2016

/s/ Steven J. Gilbert Steven J. Gilbert	Director	May 23, 2016

Signature	Title	Date

/s/ Christopher D. Graham Christopher D. Graham	Director	May 23, 2016

/s/ Constance B. Moore Constance B. Moore	Director	May 23, 2016

/s/ Thomas B. Rogers Thomas B. Rogers	Director	May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

TRI POINTE HOMES, INC.
TRI POINTE HOLDINGS, INC.
TRI POINTE COMMUNITIES, INC.
TRI POINTE CONTRACTORS, LP

by	/s/ Douglas F. Bauer
Douglas F. Bauer
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas F. Bauer Douglas F. Bauer	Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Vice President (Principal Accounting Officer)	May 23, 2016

/s/ Thomas J. Mitchell Thomas J. Mitchell	Director	May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

MARACAY HOMES, L.L.C.
MARACAY 91, L.L.C.
MARACAY BRIDGES, LLC
MARACAY VR, LLC

MARACAY THUNDERBIRD, L.L.C.

By:	Maracay Homes, L.L.C., its Manager
by	/s/ Michael D. Grubbs
Michael D. Grubbs
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew P. Warren Andrew P. Warren	President (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Vice President (Principal Accounting Officer)	May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

PARDEE HOMES
PARDEE HOMES OF NEVADA

by	/s/ Michael D. Grubbs
Michael D. Grubbs
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Mitchell Thomas J. Mitchell	President and Director (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Chief Accounting Officer (Principal Accounting Officer)	May 23, 2016

/s/ Douglas F. Bauer Douglas F. Bauer	Director	May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

THE QUADRANT CORPORATION

by	/s/ Michael D. Grubbs
Michael D. Grubbs
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken C. Krivanec Ken C. Krivanec	President and Director (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Chief Accounting Officer (Principal Accounting Officer)	May 23, 2016

/s/ Douglas F. Bauer Douglas F. Bauer	Director	May 23, 2016

/s/ Thomas J. Mitchell Thomas J. Mitchell	Director	May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

TRENDMAKER HOMES, INC.

by	/s/ Michael D. Grubbs
Michael D. Grubbs
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd W. Holder Floyd W. Holder	President and Director (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Vice President (Principal Accounting Officer)	May 23, 2016

/s/ Douglas F. Bauer Douglas F. Bauer	Director	May 23, 2016

/s/ Joseph D. Mandola Joseph D. Mandola	Director	May 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 23, 2016.

WINCHESTER HOMES INC.

by	/s/ Michael D. Grubbs
Michael D. Grubbs
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas F. Bauer, Michael D. Grubbs and Thomas J. Mitchell, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan E. Shapiro Alan E. Shapiro	President and Director (Principal Executive Officer)	May 23, 2016

/s/ Michael D. Grubbs Michael D. Grubbs	Chief Financial Officer and Director (Principal Financial Officer)	May 23, 2016

/s/ Glenn J. Keeler Glenn J. Keeler	Chief Accounting Officer (Principal Accounting Officer)	May 23, 2016

/s/ Douglas F. Bauer Douglas F. Bauer	Director	May 23, 2016

/s/ Thomas J. Mitchell Thomas J. Mitchell	Director	May 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement

2.1	Transaction Agreement, dated as of November 3, 2013, among TRI Pointe Homes, Inc., Weyerhaeuser Company, Weyerhaeuser Real Estate Company, and Topaz Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (filed March 28, 2014))

4.1	Indenture, dated as of May 23, 2016, by and between TRI Pointe Group, Inc. and U.S. Bank National Association, as trustee

4.2	Specimen Common Stock Certificate of TRI Pointe Group, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed July 7, 2015))

4.3	Investor Rights Agreement, dated as of January 30, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas J. Bauer, Thomas J. Mitchell and Michael D. Grubbs. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (filed Jan. 9, 2014))

4.4	First Amendment to Investor Rights Agreement, dated as of November 3, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (filed Nov. 4, 2013))

4.5	Second Amendment to Investor Rights Agreement, dated as of July 7, 2015, by and among TRI Pointe Group, Inc., TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., BMG Homes, Inc., The Bauer Revocable Trust U/D/T Dated December 31, 2003, Grubbs Family Trust Dated June 22, 2012, The Mitchell Family Trust U/D/T Dated February 8, 2000, Douglas F. Bauer, Thomas J. Mitchell and Michael D. Grubbs (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (filed July 7, 2015))

4.6	Registration Rights Agreement, dated as of January 30, 2013, by and among TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C., and certain TRI Pointe Group, Inc. stockholders (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4 (filed Jan. 9, 2014))

4.7	First Amendment to Registration Rights Agreement, dated as of July 7, 2015, by and among TRI Pointe Group, Inc., TRI Pointe Homes, Inc., VIII/TPC Holdings, L.L.C. and certain TRI Pointe Group, Inc. stockholders (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (filed July 7, 2015))

4.8	Indenture, dated as of June 13, 2014, by and between Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee (including form of 4.375% Senior Note due 2019) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed June 19, 2014))

4.9	First Supplemental Indenture, dated as of July 7, 2014, by and among TRI Pointe Homes, Inc., Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee, relating to the 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (filed July 7, 2014))

4.10	Second Supplemental Indenture, dated as of July 7, 2014, by and among the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed July 7, 2014))

Exhibit No.	Description

4.11	Third Supplemental Indenture, dated as of July 7, 2015, by and among TRI Point Group, Inc., TRI Pointe Homes, Inc. and U.S. Bank National Association, as trustee, relating to the 4.375% Senior Notes due 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed July 7, 2015))

4.12	Indenture, dated as of June 13, 2014, by and between Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee (including form of 5.875% Senior Note due 2024) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed June 19, 2014))

4.13	First Supplemental Indenture, dated as of July 7, 2014, by and among TRI Pointe Homes, Inc., Weyerhaeuser Real Estate Company and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed July 7, 2014))

4.14	Second Supplemental Indenture, dated as of July 7, 2014, by and among the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (filed July 7, 2014))

4.15	Third Supplemental Indenture, dated as of July 7, 2015, by and among TRI Point Group, Inc., TRI Pointe Homes, Inc. and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2024 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (filed July 7, 2015))

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Chapoton Sanders Scarborough, LLP

5.3	Opinion of Titus Brueckner & Levine PLC

5.4	Opinion of Fikso Kretschmer Smith Dixon Ormseth PS

5.5	Opinion of McDonald Carano Wilson LLP

5.6	Opinion of Young Conaway Stargatt & Taylor, LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.4	Consent of Chapoton Sanders Scarborough, LLP (included in Exhibit 5.2)

23.5	Consent of Titus Brueckner & Levine PLC (included in Exhibit 5.3)

23.6	Consent of Fikso Kretschmer Smith Dixon Ormseth PS (included in Exhibit 5.4)

23.7	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.5)

23.8	Consent of Young Conaway Stargatt & Taylor, LLP (included in Exhibit 5.6)

24.1	Powers of Attorney (Included as part of the signature pages hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture dated as of May 23, 2016

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.